SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 21, 1999

                          THE STUDENT LOAN CORPORATION
             (Exact name of registrant as specified in its charter)


           DELAWARE                                   16-1427135
 (State or other jurisdiction of        (I.R.S. Employer Identification No.)
 incorporation or organization)

                                    1-11616
                            (Commission file Number)

           750 WASHINGTON BLVD.                               06901
          STAMFORD, CONNECTICUT                             (Zip Code)
(Address of principal executive offices)

                                 (203) 975-6292
              (Registrant's telephone number, including area code)
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Item 5.    Other Events.

On October 21, 1999, Citigroup Inc. proposed to acquire by merger the outstanding shares of The Student Loan Corporation (the "Corporation") not beneficially owned by Citigroup Inc. for $45 per share in cash. The transaction would be conditioned on approval by the Corporation's board of directors and the affirmative vote of at least two-thirds of the shares not beneficially owned by Citigroup Inc. In addition, the transaction would be subject to customary conditions.

The Corporation has formed a special committee of independent directors to evaluate the proposal.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        THE STUDENT LOAN CORPORATION
                                        (Registrant)



                                        By: /s/ Bill Beckmann
                                        -------------------------------------
                                        Bill Beckmann
                                        President and Chief Executive Officer



Dated: October 22, 1999